Report of Independent
Registered Public
Accounting Firm

To the Shareholders
and Board of Trustees
of
Legg Mason Cash
Reserve Trust

In planning and
performing our audit
of the financial
statements of Legg
Mason Cash Reserve
Trust (the "Trust")
for the year ended
August 31, 2004, we
considered its
internal control,
including control
activities for
safeguarding
securities, in order
to determine our
auditing procedures
for the purpose of
expressing our opinion
on the financial
statements and to
comply with the
requirements of Form
N-SAR, not to provide
assurance on internal
control.

The management of the
Trust is responsible
for establishing and
maintaining internal
control.  In
fulfilling this
responsibility,
estimates and
judgments by
management are
required to assess the
expected benefits and
related costs of
controls.  Generally,
controls that are
relevant to an audit
pertain to the
entity's objective of
preparing financial
statements for
external purposes that
are fairly presented
in conformity with
U.S. generally
accepted accounting
principles.  Those
controls include the
safeguarding of assets
against unauthorized
acquisition, use, or
disposition.

Because of inherent
limitations in
internal control,
error or fraud may
occur and not be
detected.  Also,
projection of any
evaluation of internal
control to future
periods is subject to
the risk that it may
become inadequate
because of changes in
conditions or that the
effectiveness of the
design and operation
may deteriorate.

Our consideration of
internal control would
not necessarily
disclose all matters
in internal control
that might be material
weaknesses under the
standards of the
Public Company
Accounting Oversight
Board (United States).
A material weakness is
a significant
deficiency, or
combination of
significant
deficiencies, that
results in more than a
remote likelihood that
a material
misstatement of the
annual or interim
financial statements
will not be prevented
or detected. However,
we noted no matters
involving internal
control and its
operation, including
controls for
safeguarding
securities that we
consider to be
material weaknesses as
defined above as of
August 31, 2004.

This report is
intended solely for
the information and
use of management and
the Board of Trustees
of Legg Mason Cash
Reserve Trust and the
Securities and
Exchange Commission
and is not intended to
be and should not be
used by anyone other
than these specified
parties.

ERNST & YOUNG LLP

Philadelphia,
Pennsylvania
September 27, 2004